EXHIBIT 10.2


                               SECURITY AGREEMENT



                  This SECURITY AGREEMENT (this "Agreement") dated as of December 9, 2004, is made by EASYLINK SERVICES CORPORATION, a Delaware corporation (the "Debtor"), in favor of WELLS FARGO FOOTHILL, INC., a California corporation (together with its successors and assigns, the "Lender").

                                R E C I T A L S:

                  WHEREAS, the Debtor and certain of its Subsidiaries (individually a "Borrower" and collectively, "Borrowers"), are parties with the Lender to that certain Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or modified from time to time, the "Credit Agreement"), which provides for, among other things, the ability of Borrowers to obtain certain loans (the "Loans") from the Lender upon the terms and provisions and subject to the conditions set forth in the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement; and

                  WHEREAS, the Debtor desires to secure its obligations under the Credit Agreement by granting to Lender, for the benefit of the Lender and the Bank Product Providers, security interests in the Collateral as set forth herein.

                  NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Lender and the Debtor agree as follows:

                  1. DEFINITIONS AND CONSTRUCTION.

                     1.1 DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. As used in this Agreement, the following terms shall have the following definitions:

                  "Account" means any "account" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "Agreement" means this Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

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                  "Books" means the Debtor's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

                  "Borrower" and "Borrowers" shall have the respective meanings set forth in the recitals to this Agreement.

                  "Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Collateral" means, with respect to the Debtor, all of the Debtor's now owned or hereafter acquired right, title, and interest in and to each of the following: all of its Accounts; its Books; all of its commercial tort claims; all of its Deposit Accounts; all of its Equipment; all of its General Intangibles; all of its Inventory; all of its Investment Property (including all securities and Securities Accounts); all of its Negotiable Collateral; any money, or other assets of the Debtor which now or hereafter come into the possession, custody, or control of Lender; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by the Debtor, Lender, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a Deposit Account.

                  "Credit Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Debtor" has the meaning set forth in the preamble to this Agreement.

                  "Deposit Account" means any "deposit account" (as that term is defined in the Code).

                  "Equipment" means "equipment" (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer, hardware, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "General Intangibles" means "general intangibles" (as that term is defined in the Code), (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

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                  "Inventory" means "inventory" (as that term is defined in the
Code).

                  "Investment Property" means "investment property" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "Lender" has the meaning set forth in the recitals to this Agreement.

                  "Lender's Liens" means the Liens granted by the Debtor to Lender under this Agreement or the other Loan Documents to which the Debtor is a party.

                  "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Secured Obligations" shall mean, with respect to the Debtor, all liabilities, obligations, or undertakings owing by the Debtor to the Lender and/or the Bank Product Providers of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Credit Agreement, this Agreement, or any of the other Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, fees (including reasonable attorneys fees), and expenses (including interest, costs, fees, and expenses that, but for the provisions of the Bankruptcy Code, would have accrued irrespective of whether a claim thereof is allowed) and any and all other amounts which the Debtor is required to pay pursuant to any of the foregoing, by law, or otherwise.

                  "Voidable Transfer" has the meaning set forth in Section 8.8 to this Agreement.

                          1.2 CODE. Any terms used in this Agreement which are
defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                          1.3 CONSTRUCTION. Unless the context of this Agreement
clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Credit Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Credit Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of the Debtor and supplemental rights and remedies in favor of Lender, in each case in respect of the Collateral, shall not be deemed a conflict with the Credit Agreement.

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                          1.4 SCHEDULES AND EXHIBITS. All of the schedules and
exhibits attached to this Agreement shall be deemed incorporated herein by reference.

                  2. CREATION OF SECURITY INTEREST.

                          2.1 GRANT OF SECURITY INTEREST. The Debtor hereby
grants to Lender, for the benefit of the Lender and the Bank Product Providers, a security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by the Debtor of the Debtor's covenants and duties under the Loan Documents. Lender's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Lender or the Debtor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, the Debtor has no authority, express or implied, to dispose of any item or portion of the Collateral.

                          2.2 NEGOTIABLE COLLATERAL. In the event that any
Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Lender's security interest is dependent on or enhanced by possession, the Debtor, promptly upon the request of Lender, shall endorse and assign such Negotiable Collateral to Lender and deliver physical possession of such Negotiable Collateral to Lender.

                          2.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES,
NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender or its designee may (a) notify Account Debtors of the Debtor that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the reasonable collection costs and expenses to the Loan Account.

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                          2.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

                              (a) The Debtor authorizes Lender to file any
financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of the Debtor where permitted by applicable law and describing the Collateral in the same manner as described herein.

                              (b) At any time upon the request of Lender, the
Debtor shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance reasonably satisfactory to Lender, to perfect and continue perfection or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. If Debtor or its Subsidiaries acquire any material commercial tort claims after the date hereof, Debtor shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Secured Party a written description of such material commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Secured Party, pursuant to which the Debtor or its Subsidiary shall pledge and collaterally assign all of its right, title and interest in and to such material commercial tort claim to Secured Party, as security for the Secured Obligations.

                          2.5 POWER OF ATTORNEY. The Debtor hereby irrevocably
appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as the Debtor's attorney-in-fact, with power to: (a) if the Debtor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of the Debtor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing, sign the Debtor's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse the Debtor's name on any Collection item that may come into Lender's possession; (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Debtor's policies of insurance and make all determinations and decisions with respect to such policies of insurance (other than workers' compensation); and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms which Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases which Lender determines to be necessary. The appointment of Lender as the Debtor's attorney, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until, and shall terminate when, all of the Secured Obligations have been fully and finally repaid and performed and Lender's obligation to extend credit under the Credit Agreement is terminated.

                          2.6 INTENTIONALLY OMITTED.

                          2.7 CONTROL AGREEMENT. The Debtor agrees that it will
not transfer assets out of any Securities Account or Deposit Account other than as permitted under the Credit Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Account, Deposit Account, or other Investment Property shall be modified by the Debtor without the prior written consent of Lender. Upon the occurrence and during the continuance of an Event of Default, Lender may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

                          2.8 RELEASE OF SECURITY INTEREST. Upon the payment in
full of all Secured Obligations or the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, the security interest granted hereby shall terminate hereunder and all rights to the Collateral shall revert and be deemed reassigned to the Debtor. Upon any such termination, the Lender shall, at the Debtor's request and expense, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination and/or reassignment, without recourse, representation or warranty of any kind. Notwithstanding the foregoing, immediately prior to the Infocrossing Stock Sale and the Domain Name Sales, the Lender agrees to release its security interest in that portion of the Collateral constituting the Infocrossing Stock and such relevant domain names sold in the Domain Name Sales in order to permit the Debtor to consummate such transactions subject in all respects to the terms and provisions contained in the Credit Agreement.

                  3. LENDER'S RIGHTS AND REMEDIES.

                          3.1 RIGHTS AND REMEDIES. Upon the occurrence and
during the continuance of an Event of Default, the security hereby constituted shall become enforceable and, in addition to all other rights and remedies available to Lender as provided hereafter, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by the Debtor:

                              (a) Proceed directly and at once, without notice,
against the Debtor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against any other Borrower, or against any security or collateral for the Secured Obligations;

                              (b) Without notice to the Debtor and regardless of
the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Secured Obligations (i) any indebtedness due or to become due from Lender to the Debtor and (ii) any moneys, credits or other property belonging to the Debtor at any time held by or coming into the possession of Lender;

                              (c) Exercise in respect of the Collateral, in
addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

                              (d) Settle or adjust disputes and claims directly
with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                              (e) Without notice or demand upon the Debtor, make
such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. The Debtor agrees to make the Collateral available to Lender as Lender may designate. The Debtor authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of the Debtor' owned premises, the Debtor hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                              (f) Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right to use, without charge, the Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and the Debtor's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                              (g) Sell all or any part of the Collateral at
either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Debtor's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                              (h) Lender shall give notice of the disposition of
the Collateral as follows:

                                  (i) Lender shall give the Debtor a notice in
                              writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

                                  (ii) The notice shall be personally delivered
                              or mailed, postage prepaid, to the Debtor as provided in Section 6, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                              (i) Lender may credit bid and purchase at any
public sale;

                              (j) Lender may seek the appointment of a receiver
or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver or keeper without the requirement of prior notice or a hearing;

                              (k) Lender, on behalf of the Lender and the Bank
Product Providers, shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

                              (l) Any deficiency that exists after disposition
of the Collateral as provided above will be paid immediately by the Debtor. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to the Debtor.

                          3.2 REMEDIES CUMULATIVE. Lender's and the Bank Product
Providers' rights and remedies under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender and the Bank Product Providers shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by the Lender or the Bank Product Providers of any Event of Default on the Debtor's part shall be deemed a continuing waiver. No delay by the Lender or the Bank Product Providers shall constitute a waiver, election, or acquiescence by it.

                  4. INTENTIONALLY OMITTED.

                  5. WAIVERS; INDEMNIFICATION.

                          5.1 DEMAND; PROTEST; ETC. Except as otherwise
specifically and explicitly set forth in this Agreement, the Credit Agreement, or the other Loan Documents, and to the extent permitted by law, the Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender or the Bank Product Providers, on which the Debtor may in any way be liable.

                          5.2 LIABILITY FOR COLLATERAL. So long as the Lender
and the Bank Product Providers comply with their obligations under the Code and no willful misconduct or gross negligence occurs, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by the Debtor.

                          5.3 INDEMNIFICATION. The Debtor agrees to defend,
indemnify, save, and hold the Lender-Related Persons, each Participant, and each of their respective officers, employees, and agents (each an "Indemnified Person") harmless (to the fullest extent permitted by law) against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including reasonable attorneys fees and disbursements) in any way suffered, incurred, or paid by the Lender or the Bank Product Providers as a result of or in any way arising out of this Agreement, the other Loan Documents or otherwise (all of the foregoing, collectively, the "Indemnified Liabilities"). Notwithstanding the foregoing, the Debtor shall not have any obligation under this Section 5.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement.

                  6. NOTICES. All notices and other communications hereunder to Lender shall be in writing and shall be mailed, sent or delivered in accordance with the Credit Agreement and all notices and other communications hereunder to the Debtor shall be in writing and shall be mailed, sent or delivered in care of Administrative Borrower in accordance with the Credit Agreement.

                  7. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. DEBTOR AND LENDER AGREE THAT THE PROVISIONS IN THE CREDIT AGREEMENT WITH RESPECT TO CHOICE OF LAW AND VENUE AND JURY TRIAL WAIVER ARE APPLICABLE TO THIS AGREEMENT AS IF FULLY SET FORTH HEREIN.

                  8. GENERAL PROVISIONS.

                          8.1 EFFECTIVENESS. This Agreement shall be binding and
deemed effective when executed by the Debtor and accepted and executed by Lender.

                          8.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind
and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that the Debtor may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release the Debtor from its Secured Obligations. Subject to the terms contained in Section 13 of the Credit Agreement, Lender may assign this Agreement and its rights and duties hereunder.

                          8.3 SECTION HEADINGS. Headings and numbers have been
set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                          8.4 INTERPRETATION. Neither this Agreement nor any
uncertainty or ambiguity herein shall be construed or interpreted against the Lender, the Bank Product Providers or the Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                          8.5 SEVERABILITY OF PROVISIONS. Each provision of this
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                          8.6 AMENDMENTS IN WRITING. This Agreement can only be
amended by a writing signed by Lender and the Debtor.

                          8.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This
Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                          8.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the
incurrence or payment of the Secured Obligations by the Debtor or the transfer by the Debtor to Lender of any property of the Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of Lender related thereto, the liability of the Debtor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                          EASYLINK SERVICES CORPORATION,
                          a Delaware corporation


                          By: s/ Thomas F. Murawski
                                 Name: Thomas F. Murawski
                                 Its: President & Chief Executive Officer

                          WELLS FARGO FOOTHILL, INC.,
                          a California corporation


                          By: s/Brent Shay
                          Name: Brent Shay
                          Title: Vice President